EXHIBIT 5

Opinion of Morgan, Lewis & Bockius LLP

June 24, 2009

The Pep Boys — Manny, Moe & Jack
3111 West Allegheny Avenue
Philadelphia, Pennsylvania 19132

RE:                              The Pep Boys — Manny, Moe & Jack Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to The Pep Boys — Manny, Moe & Jack, a Pennsylvania corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”).  The Registration Statement relates to up to 1,500,000 additional shares of Common Stock, $1.00 par value per share, of the Company (the “Shares”) that may be issued under The Pep Boys — Manny, Moe & Jack 2009 Stock Incentive Plan (formerly named The Pep Boys — Manny, Moe & Jack 1999 Stock Incentive Plan), as amended and restated on June 24, 2009 (the “Plan”).

In connection with this opinion letter, we have examined the Plan, the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Articles of Incorporation of the Company, the Bylaws of the Company, as amended to date, and such other documents, records and instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP